MEDIA CONTACT:

Donna Weaver, VP Corp. Comm., 212-329-8072,

or donna.weaver@kellwood.com.

FINANCIAL CONTACTS:

Roger D. Joseph, VP Treasurer & IR, 314.576.3437,

or roger_joseph@kellwood.com.

W. Lee Capps III, Chief Operating Officer & CFO,

314.576.3486, or wlc@kellwood.com.

KELLWOOD ANNOUNCES STOCK REPURCHASE PROGRAM

ST. LOUIS, MO – July 27, 2005 – Kellwood Company [NYSE:KWD], today announced a stock repurchase program authorizing the Company to repurchase, at the Company’s discretion, up to 10% of the outstanding shares of its common stock through open market or privately negotiated transactions. The Board of Directors has approved the investment of up to $75,000,000 for this purpose.

The timing and the amount of any repurchases will be determined by the Company’s management based upon market conditions and other factors. The stock repurchase program will be funded using the Company’s cash balances, which are adequate to fund the stock repurchase program and support Kellwood’s strategy to acquire and build consumer lifestyle brands. As of July 20, 2005, the Company had approximately 27,828,000 shares of common stock issued and outstanding.

Robert C. Skinner, Jr., Kellwood’s President and Chief Executive Officer stated: “The stock repurchase program underscores the Board of Directors’ confidence in Kellwood’s portfolio of apparel brands and related soft goods businesses and our ongoing growth strategies. This announcement also demonstrates our commitment to enhance long term stockholder value and our optimism in our ability to generate improved returns by maximizing the value of our operating model.”

Kellwood (NYSE:KWD) is a marketer of apparel and consumer soft goods with sales in excess of $2 billion. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.kellwood.com.

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe”, “expect”, “will”, “estimate”, “project”, “forecast”, “planned”, “should”, “anticipate” and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company’s expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the elimination of quotas on Chinese imports; a decline in the demand for the Company’s products; the lack of customer acceptance of the Company’s new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; the ability to successfully complete the restructuring plan; the ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions); stable governments and business conditions in the countries where the Company’s products are manufactured; the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company’s strategies and expectations. These risks are more fully described in the Company’s periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.